                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


      The undersigned, being the President and Secretary, respectively, of NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. (the "Corporation") do hereby certify:


      1. The name of the Corporation is: NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

      2. The Certificate of Incorporation of the Corporation was filed with the Department of State on July 23, 1981.

      3. A Certificate of Amendment of the Certificate of Incorporation was filed with the Department of State on January 9, 1987.

      4. The Certificate of  Incorporation of the Corporation is hereby amended;
(a) to enlarge the purpose of the Corporation; (b) to increase and change the aggregate number of common shares which the Corporation shall have the authority to issue from 200 common shares without par value to 200,000,000 common shares with a par value of $.001 per share; (c) to convert the issued and outstanding 200 common shares without par value into 21,150,000 common shares with a par value of $.001 per share at a ration of 105,750 common shares (par value of $.001 per share) for each one (1) common share without par value; (d) to authorize the issuance of 10,000,000 shares of preferred stock with a par value of $.10 per share and to vest the Board of Directors with the authority to establish and designate series of the preferred stock and to fix the relative rights and preferences as between the series;

      5. To effect the foregoing:

            (a) Article "SECOND" is hereby amended to read in its entirety as follows:

            "SECOND: The purpose for which this corporation is formed is as follows:

            1. To engage in any lawful act of activity for which corporations may be organized under the Business Corporation Law, provided that the corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval being first obtained.

            2. For the accomplishment of the aforesaid purpose, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York."

                  (b) Article "FOURTH" is hereby amended to read in its entirety as follows:

      "FOURTH": 1. The aggregate number of shares which the corporation shall have the authority to issue is 210,000,000, of which 200,000,000 shares shall be common stock with a par value of $.001 per share and 10,000,000 shall be preferred shares with a par value of $.10 per share.

            2. The preferred stock may be issued in series. The Board of Directors is vested with the authority to establish and designate series, to fix the number of shares therein, and to fix the variations in the relative rights, preferences and limitations as between the series."

      6. There having been issued 200 common shares (without par value), said issued 200 common shares are being changed and converted hereby into 21,150,000 common shares of the par value of $.001 per share. Upon the filing of this Certificate of Amendment, (i) each of the 200 presently authorized and issued common shares of the Corporation (no par value) will be deemed changed and converted into 105,750 shares (par value $.001 per share) resulting in an aggregate of 21,150,000 issued shares; and (ii) a balance of 178,850,000 common shares (par value $.001 per share) will be authorized but unissued.

      7. The foregoing amendments to the Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by the unanimous written consent of the holders of all outstanding shares of the Corporation.

State of New York  )
                   ) ss.:                              28975
Department of State)



I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.



      Witness my hand and seal of the Department of State on APR 21 1987



                                     /s/ GAIL S SHAFFER

                                    Secretary of State

      IN WITNESS WHEREOF, the undersigned have subscribed this Certificate and affirm the truth of the statements herein contained under the penalities of perjury this 14th day of April, 1987.


                                        /s/ Martin Duberstain
                                        -------------------------------
                                        Martin Duberstain, President



                                        /s/ Linda Portney
                                        -------------------------------
                                        Linda Portney, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


STATE OF NEW YORK
DEPARTMENT OF STATE

FILED APR 21 1987

AMT. OF CHECK $674
FILING FEE $60
TAX $600
COUNTY FEE $_____
1 COPY $4
CERT $_____
REFUND $_____
SPEC HANDLE $10

BY: /s/[Illegible]
    --------------


FILER:
Gusrae, Kaplan & Bruno
67 Wall Street
New York, New York  10005
Tel. No. (212) 269-1400